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                                                                   Exhibit 10.57


                              CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st (first) day of November, 1999, and executed on the 6th (sixth) day of November, 1999

AMONG

Rotary Power International, Inc.  ("RPI")
                                of the first part

and

Londonderry Capital Structuring Ltd. ("Londonderry")
                                of the second part

WHEREAS:

A. RPI is desirous of securing the advisory and consulting services of Londonderry on the terms and conditions contained herein, and

B. Londonderry is desirous of contributing its expertise toward the mutual goals of the parties

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT RPI and Londonderry hereby agree as follows:

1. Londonderry agrees to provide RPI advisory and consulting services including the following:

         a) review and advise RPI the status of the company from financial, operational and management perspectives,

         b) review and advise on RPI's documentation from a due diligence perspective, assemble and maintain a due diligence package for RPI.

         c) assist in the development of RPI's business plan including strategies for financing, operating and managing the company,

         d) advise on the corporate and share structure and their restructuring if required,

         e) advise on the financing structure of RPI and their restructuring or refinancing if required,

         f)   assist in the development of a marketing strategy,

         g)   review and advise on RPI's cash flow management plan; and

         h)   review and advise on contingent liabilities.


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CONSULTING AGREEMENT                                                     PAGE 2
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         i)   Prepare "Work for Hire"draft documents and submit to RPI Board of
              Directors for approval:

              -    Business Plan which will include Marketing Plan,
              -    Schedule of Private Placements and Offerings.

         j) Prepare, present and coordinate the following or equivalent to the Canadian Province of New Brunswick or other government agencies as may be jointly determined by the parties:

              - Prepare Atlantic Canada Opportunities Agency (ACOA) and Human Resources Development Canada (HRDC) application packages for:
                   -    forgivable loans
                   -    R&D grants
                   -    Tax relief
                   -    employment grants
                   -    debt funding based on public revenue backed debt.

2.       FEES

         i)   Term:          Month to month, automatically renewed unless
                             Agreement is cancelled in accordance with 2 iii).

         ii)  Fee:           U.S. $10,000 per month paid in advance on the first
                             day of each month, except for November 1999 which shall be paid upon availability of funds.

         iii) Cancellation:  On 30 days written notice by either party.

         iv)  Costs:         All reasonable out-of-pocket costs as pre-approved
                             by RPI to be reimbursed by RPI.


3.       Commencement date is November 1, 1999.

4. Londonderry will pay any applicable taxes including goods and services tax that may result from this Agreement.

5. Upon notification RPI and Londonderry shall take reasonable steps to refute or mitigate any claims and shall each indemnify the other, including its officers, directors, agents, subcontractors, affiliates from any and all claims arising from the intentional or negligent acts or omissions of the indemnifying party, including its officers, directors, agents, subcontractors, and affiliates, that may be brought against the other.


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CONSULTING AGREEMENT                                                     PAGE 3
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6.       a)   RPI represents warrants and covenants with Londonderry as follows:

              i) RPI has the requisite power, capacity and authority to enter into this Agreement and to perform its obligations under this Agreement.

              ii) RPI has not and will not enter into any other agreements that will conflict with the terms or performance of this Agreement.

         b)   Londonderry represents warrants and covenants with RPI as follows:

              i) Londonderry has the requisite power, capacity and authority to enter into this Agreement and to perform its obligations under this Agreement.

              ii) Londonderry has not and will not enter into any other agreements that will conflict with the terms or performance of this Agreement.

7.       NOTICES

         All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by courier or by telecommunications as follows:

         to   RPI:
              Ken Brody
              Rotary Power International, Inc.
              P.O. Box 128
              Wood-Ridge, NJ    07075
              Fax:  973-779-5595

         to   Londonderry:
              Ronald G. McKeown
              Londonderry Capital Structuring Ltd.
              22 International Parkway
              Stouffville, Ontario
              L4A 7X5
              Fax:  905-888-0497

8.       This Agreement shall not be assigned by either party.

9. This Agreement shall inure to the benefit of and shall be binding upon RPI's successors and Londonderry's successors.

10. This Agreement shall be, in all respects, subject to and interpreted, construed, and enforced in accordance with the laws of New Jersey. Any disputes arising under this Agreement shall be negotiated in good faith by the parties and failing resolution through such direct negotiations by the parties, both parties hereby


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CONSULTING AGREEMENT                                                     PAGE 4
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         agree to submit their dispute to arbitration through a competent, mutually agreed upon arbitrator.

11. The terms and provisions herein contained constitute the entire agreement relating to the subject matter of this Agreement between the parties and shall supersede all previous and or written communications.

 IN WITNESS whereof authorized representatives of the parties hereto have executed this Agreement to be effective as of the commencement date above written.

ROTARY POWER INTERNATIONAL, INC.




per: /s/Kenneth Leighton Porody
    --------------------------------




LONDONDERRY CAPITAL STRUCTURING LTD.




per: /s/Ronald G. McKeown
    ---------------------------------